As filed with the Securities and Exchange Commission on June 15, 2006
                                                     Registration No. 333-133113

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                               Amendment No. 1 to


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                   COSI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       06-1393745
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         1751 Lake Cook Road, 6th Floor
                            Deerfield, Illinois 60015
                                 (847) 597-8800
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Kevin Armstrong
                             Chief Executive Officer
                                   Cosi, Inc.
                         1751 Lake Cook Road, 6th Floor
                            Deerfield, Illinois 60015
                                 (847) 597-8800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                              Dennis J. Block, Esq.
                           William P. Mills, III, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

                               ------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]


                               ------------------



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS (Subject to Completion)
Dated June 15, 2006


                          5,057,240 Shares Common Stock


                                     [LOGO]
                                      Cosi
                                SIMPLY GOOD TASTE

                                   Cosi, Inc.


      This prospectus relates to 5,057,240 shares of common stock, par value $0.01 per share, of Cosi, Inc. All of the shares being offered hereby will be sold by or for the benefit of the selling stockholder identified on page 14 of this prospectus. We will not receive any proceeds from the sale of the shares.


      The selling stockholder may offer and sell the shares from time to time through underwriters, dealers or agents or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to the market prices. See "Plan of Distribution" on page 13 of this prospectus for more information.


      Our common stock is traded on the Nasdaq National Market under the symbol "COSI". The last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market on June 13, 2006 was $7.01 per share.


For a discussion of certain factors that should be considered by prospective investors, see "Risk Factors" beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                 The date of this prospectus is              , 2006

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


OUR COMPANY................................................................1
RISK FACTORS...............................................................1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................12
USE OF PROCEEDS............................................................13
SELLING STOCKHOLDER........................................................13
PLAN OF DISTRIBUTION.......................................................14
LEGAL MATTERS..............................................................16
EXPERTS....................................................................16
WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................17



                   ------------------------------------------

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                 OUR COMPANY

      All references to "Cosi," "we," "our," "ours," "us" and the "Company" refer to Cosi, Inc. and its consolidated subsidiaries.

      We are a high quality, premium convenience restaurant company that owns and operates company restaurants and offers franchises to qualified restaurant operators. We are focused on knowing our customers and their food and dining needs. We believe we meet our customers' needs by providing authentic, innovative savory foods in tasteful upscale settings. We believe our customers view us as an "affordable luxury." Our restaurant menus feature our authentic hearth baked crackly crust flatbread, "Cosi Bread," which forms the basis for savory sandwiches and pizzas and accompanies freshly tossed salads. We also offer a full line of barista and blender products in addition to freshly brewed coffees. Our food is ordered at the counter and made fresh with the convenience of table delivery for eat-in dinner customers. We believe the combination of our high quality, innovative menu items, inviting customer-oriented atmosphere and multiple daypart dining convenience drives customer satisfaction and repeat visits.


      Following is a summary of total revenues and net loss for our first fiscal quarter ended April 3, 2006 and our fiscal year ended January 2, 2006:


                             Three Months Ended       Fiscal Year Ended
                               April 3, 2006           January 2, 2006
                             ------------------       -----------------
     Total revenues             $29,644,964             $117,180,539
        Net loss                $(3,928,341)            $(13,125,978)


      Our principal executive offices are located at 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015 and our telephone number is (847) 597-8800.

                                  RISK FACTORS

      You should carefully consider each of the following risks, as well as all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of these risks occurs, our business, financial condition and results of operations may be adversely affected, the trading price of our common stock could decline and you may lose part or all of your investment.

                      Risks Related to Our Growth Strategy

We may not be able to achieve our planned expansion. If we are unable to successfully open new restaurants, our revenue growth rate and profits may be reduced.

      To successfully expand our business, we must open new restaurants on schedule and in a profitable manner. In the past, we have experienced delays in restaurant openings and we and our franchisees may experience similar delays in the future. Delays or failures in opening new restaurants could hurt our ability to meet our growth objectives, which may affect the expectations of securities analysts and others and thus our stock price. We cannot guarantee that we or our franchisees will be able to achieve our expansion goals or that new restaurants will be operated profitably. Further, any restaurants that we or our franchisees open may not obtain operating results similar to those of our existing restaurants. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include, but are not limited to:

      o     locating suitable restaurant sites in new and existing markets;

      o     negotiating acceptable lease terms;

      o     generating positive cash flow from existing and new restaurants;

      o     successful operation and execution in new and existing markets;

      o recruiting, training and retaining qualified corporate and restaurant personnel and management;

      o     attracting and retaining qualified franchisees;

      o cost effective and timely planning, design and build-out of restaurants;

      o     the reliability of our customer and market studies;

      o     consumer trends;

      o obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of the sites and the sale of food and alcoholic beverages;

      o     creating customer awareness of our restaurants in new markets;

      o competition in our markets, both in our business and in locating suitable restaurant sites;

      o the cost of our principal food products and supply and delivery shortages or interruptions;

      o     weather conditions; and

      o     general economic conditions.

We must identify and obtain a sufficient number of suitable new restaurant sites for us to sustain our revenue growth rate.

      We require that all proposed restaurant sites, whether company-owned or franchised, meet site-selection criteria established by us. We and our franchisees may not be able to find sufficient new restaurant sites to support our planned expansion in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria and the supply of sites may be limited in some markets. As a result of these factors, our costs to obtain and lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs. Our inability to obtain suitable restaurant sites at reasonable costs may reduce our growth rate, which may affect the expectations of securities analysts and others and thus our stock price.

Our expansion in existing markets can cause sales in some of our existing restaurants to decline, which could result in restaurant closures.

      As part of our expansion strategy, we and our franchisees intend to open new restaurants in our existing markets. Since we typically draw customers from a relatively small radius around each of our restaurants, the sales performance and customer counts for restaurants near the area in which a new restaurant opens may decline due to cannibalization, which could result in restaurant closures. In addition, new restaurants added in existing markets may not achieve the same operating performance as our existing restaurants.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area. The restaurants we open in new geographic regions may not achieve market acceptance.

      Some of our future franchised restaurants and company-owned restaurants will be located in areas where we have little or no meaningful experience. Those markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than our existing markets that may cause our new restaurants to be less successful than restaurants in our existing markets. An additional risk in expansion into new markets is the lack of market awareness of the Cosi brand. Restaurants opened in new markets may open at lower average weekly sales volumes than restaurants opened in existing markets and may have higher restaurant-level operating expense ratios than in existing markets. Sales at restaurants opened in new markets may take longer to reach average annual company-owned restaurant sales, if at all, thereby affecting the profitability of these restaurants.

We may not be able to successfully incorporate a franchising and area developer model into our strategy.

      We are incorporating a franchising and area developer model into our business strategy in certain selected markets. We have not used a franchising or area developer model prior to fiscal 2004 and may not be as successful as predicted in attracting franchisees and developers to the Cosi concept or identifying franchisees and developers that have the business abilities or access to financial resources necessary to open our restaurants or to successfully develop or operate our restaurants in a manner consistent with our standards. Incorporating a franchising and area developer model into our strategy also requires us to devote significant management and financial resources to support the franchise of our restaurants. Our future performance will depend on our franchisees' ability to execute our concept and capitalize upon our brand recognition and marketing. We may not be able to recruit franchisees who have the business abilities or financial resources necessary to open restaurants on schedule, or who will conduct operations in a manner consistent with our concept and standards. Our franchisees may not be able to operate restaurants in a profitable manner. If we are not successful in incorporating a franchising or area developer model into our strategy, we may experience delays in our growth or may not be able to expand and grow our business.

If our franchisees cannot develop or finance new restaurants, build them on suitable sites or open them on schedule, our growth and success may be impeded.

      Our growth depends in part upon our ability to establish a successful and effective franchise program and to attract qualified franchisees. If our franchisees are unable to locate suitable sites for new restaurants, negotiate acceptable lease or purchase terms, obtain the necessary financial or management resources, meet construction schedules or obtain the necessary permits and government approvals, our growth plans may be negatively affected. We cannot assure you that any of the restaurants our franchisees open will be profitable.

Additional foodservice strategic alliances may not be successful and may materially adversely affect our business and results of operations.

      We may decide to enter into additional alliances with third parties to develop foodservice strategic alliances in select markets or through select channels. Identifying strategic partners, negotiating agreements and building such alliances may divert management's attention away from our existing businesses and growth plans. If we are not successful in forming additional foodservice strategic alliances, we may experience delays in our growth and may not be able to expand and grow our business. If we do form additional strategic alliances, we cannot assure you that the restaurants opened pursuant to these strategic alliances will be profitable.

Any inability to manage our growth effectively could materially adversely affect our operating results.

      Failure to manage our growth effectively could harm our business. We have grown significantly since our inception and intend to grow substantially in the future both through a franchising strategy and opening new company-owned restaurants. Our existing restaurant management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls. We must attract and retain talented operating personnel to maintain the quality and service levels at our existing and future restaurants. We may not be able to effectively manage these or other aspects of our expansion. We cannot assure you that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be materially adversely impacted.

If we are unable to successfully integrate future acquisitions, our business could be negatively impacted. Any acquisitions may also be costly.

      We may consider future strategic acquisitions. Acquisitions involve numerous risks, including difficulties assimilating new operations and products. In addition, acquisitions may require significant management time and capital resources. We cannot assure you that we will have access to the capital required to finance potential acquisitions on satisfactory terms, that any acquisition would result in long-term benefits to us, or that management would be able to manage effectively the resulting business. Future acquisitions are likely to result in the incurrence of additional indebtedness, which could contain restrictive covenants, or the issuance of additional equity securities, which could dilute our existing stockholder. We may also pay too much for a concept that we acquire relative to the actual economic return obtained. If our integration efforts are unsuccessful, our business and results of operations could suffer.

                          Risks Related to Our Business

If we are unable to execute our business strategy, we could be materially adversely affected.

      Our ability to successfully execute our business strategy will depend on a number of factors, some of which are beyond our control, including, but not limited to:

      o     our ability to generate positive cash flow from operations;

      o     identification and availability of suitable restaurant sites;

      o     competition for restaurant sites and customers;

      o     negotiation of favorable leases;

      o management of construction and development costs of new and renovated restaurants;

      o     securing required governmental approvals and permits;

      o     recruitment and retention of qualified operating personnel;

      o     successful operation and execution in new and existing markets;

      o recruiting, training and retaining qualified corporate and restaurant personnel and management;

      o identification of under-performing restaurants and our ability to improve or efficiently close under-performing restaurants, including securing favorable lease termination terms;

      o the rate of our internal growth, and our ability to generate increased revenue from existing restaurants;

      o our ability to incorporate a franchising and area developer model into our strategy;

      o     competition in new and existing markets;

      o     the reliability of our customer and market studies;

      o     consumer trends;

      o the cost of our principal food products and supply and delivery shortages or interruptions;

      o     weather conditions; and

      o     general regional and national economic conditions.

      Each of these factors could delay or prevent us from successfully executing our business strategy, which could adversely affect our growth, revenues and our results of operations.

We have a limited operating history and we may be unable to achieve profitability.


      There are currently 96 company-owned restaurants, one of which opened in each of the second and third quarters of 2005, six of which opened in the fourth quarter of 2005, two of which opened in the first quarter of 2006 and two of which opened during the second quarter of 2006. Accordingly, limited historical information is available with which to evaluate our business and prospects. As a result, forecasts of our future revenues, expenses and operating results may not be as accurate as they would be if we had a longer history of operations and of combined operations. In fiscal 2005, we incurred net losses of $13.1 million, and, since we were formed, we have incurred net losses of approximately $207.4 million through the end of fiscal 2005 primarily due to funding operating losses, impairment charges, the cost of our merger in 1999, new restaurant opening expenses and lease termination costs. We intend to continue to expend significant financial and management resources on the development of additional restaurants, both company-owned and franchised. We cannot predict whether we will be able to achieve or sustain revenue growth, profitability or positive cash flow in the future. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements included in the 2005 Annual Report on Form 10-K for information on the history of our losses.

If internally generated cash flow from our restaurants does not meet our expectations, our business, results of operations and financial condition could be materially adversely affected.

      Our cash resources, and therefore our liquidity, are highly dependent upon the level of internally generated cash from operations and upon future financing transactions. Although we believe that we have sufficient liquidity to fund our working capital requirements for the next twelve months, if cash flows from our existing restaurants or cash flows from new restaurants that we open do not meet our expectations or are otherwise insufficient to satisfy our cash needs or expansion plans, we may have to seek additional financing from external sources to continue funding our operations or reduce or cease our plans to open or franchise new restaurants. We cannot predict whether such financing will be available on terms acceptable to us, or at all.

We may need additional capital in the future and it may not be available on acceptable terms.

      Our business may require significant additional capital in the future to, among other things, fund our operations, increase the number of company-owned or franchised restaurants, expand the range of services we offer and finance future acquisitions and investments. There is no assurance that financing will be available on terms acceptable to us, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business, results of operations and financial condition could be materially adversely affected.

Our franchisees could take actions that could harm our business.

      Franchisees are independent contractors and are not our employees. Although we have developed criteria to evaluate and screen prospective franchisees, we are limited in the amount of control we can exercise over our licensed franchisees, and the quality of franchised restaurant operations may be diminished by any number of factors beyond our control. Franchisees may not have the business acumen or financial resources necessary to successfully operate restaurants in a manner consistent with our standards and requirements and may not hire and train qualified managers and other restaurant personnel. Poor restaurant operations may affect each restaurant's sales. Our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline if our franchisees do not operate successfully.

We could face liability from our franchisees.

      A franchisee or government agency may bring legal action against us based on the franchisee/franchisor relationships. Various state and federal laws govern our relationship with our franchisees and potential sales of our franchised restaurants. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties. Expensive litigation with our franchisees or government agencies may adversely affect both our profits and our important relations with our franchisees.

Our financial results are affected by the financial results of our franchisees.

      We receive royalties from our franchisees. Our financial results are therefore somewhat contingent upon the operational and financial success of our franchisees, including implementation of our strategic plans, as well as their ability to secure adequate financing. If sales trends or economic conditions worsen for our franchisees, their financial health may worsen and our collection rates may decline. Additionally, refusal on the part of franchisees to renew their franchise agreements may result in decreased royalties. Entering into restructured franchise agreements may result in reduced franchise royalty rates in the future.

Our restaurants are currently concentrated in the Northeastern and Mid-Atlantic regions of the United States, particularly in the New York City area. Accordingly, we are highly vulnerable to negative occurrences in these regions.

      We currently operate 59 company-owned restaurants in Northeastern and Mid-Atlantic states, of which 16 are located in the New York City area, the majority of which are located in New York central business districts. As a result, we are particularly susceptible to adverse trends and economic conditions in these areas. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business and operations, as could other regional occurrences impacting the local economies in these markets.

You should not rely on past increases in our average unit volumes as an indication of our future results of operations because they may fluctuate significantly.

      A number of factors have historically affected, and will continue to affect, our average unit sales, including, among other factors:

      o     our ability to execute our business and growth strategy effectively;

      o     introduction of new menu items;

      o     sales performance by our new and existing restaurants;

      o     competition;

      o     general regional and national economic conditions;

      o     weather conditions; and

      o     consumer trends.

      It is not reasonable to expect our average unit volumes to increase at rates achieved over the past several years. Changes in our average unit volumes could cause the price of our common stock to fluctuate substantially.


Seasonality, inclement weather and other variable factors may adversely affect our sales and results of operations and would adversely impact our quarterly operating results, resulting in a decline in our stock price.

      Our business is subject to significant seasonal fluctuations and weather influences on consumer spending and dining out patterns. Inclement weather may result in reduced frequency of dining at our restaurants. Customer counts (and consequently revenues) are generally highest in spring and summer months and lowest during the winter months because of the high proportion of our restaurants located in the Northeast where inclement weather affects customer visits. As a result, our quarterly and yearly results have varied in the past, and we believe that our quarterly operating results will vary in the future. Other factors such as unanticipated increases in labor, commodity, energy, insurance or other operating costs may also adversely affect our quarterly results. For this reason, you should not rely upon our quarterly operating results as indications of future performance.

Our operations depend on governmental licenses and we may face liability under "dram shop" statutes.

      We are subject to extensive federal, state and local government regulations, including regulations relating to alcoholic beverage control, the preparation and sale of food, public health and safety, sanitation, building, zoning and fire codes. Our business depends on obtaining and maintaining required food service and/or liquor licenses for each of our restaurants. If we fail to obtain or maintain all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations. In addition, our sale of alcoholic beverages subjects us to "dram shop" statutes in some states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. Although we take significant precautions to ensure that all employees are trained in the responsible service of alcohol and maintain insurance policies in accordance with all state regulations regarding the sale of alcoholic beverages, the misuse of alcoholic beverages by customers may create considerable risks for us. If we are the subject of a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, operating results or cash flows could be materially and adversely affected. See "Business -- Government Regulation" in the 2005 Annual Report on Form 10-K for a discussion of the regulations with which we must comply.

Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of our brand.

      We own certain common law trademark rights and a number of federal and international trademark and service mark registrations, and proprietary rights to certain of our core menu offerings. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position.

      We also cannot assure you that third parties will not claim that our trademarks or offerings infringe the proprietary rights of third parties. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

We hold significant amounts of illiquid assets and may have to dispose of them on unfavorable terms.


      As of the end of the first quarter of fiscal 2006, we had $34.1 million in net fixed assets that we have defined as illiquid assets, which includes leasehold improvements, equipment and furniture and fixtures. These assets cannot be converted into cash quickly and easily. We may be compelled to dispose of these illiquid assets on unfavorable terms, which could have an adverse effect on our business.


We may face litigation that could have a material adverse effect on our business, financial condition and results of operations.

      From time to time, we are a defendant in litigation arising in the ordinary course of our business. Our customers may file complaints or lawsuits against us alleging that we are responsible for an illness or injury they suffered at or after a visit to a Cosi restaurant, or alleging that there was a problem with food quality or operations at a Cosi restaurant. We may also be subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims, claims from franchisees and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. We could also become subject to class action lawsuits related to these matters in the future. To date, none of such litigation, some of which is covered by insurance, has had a material adverse effect on our consolidated financial position, results of operations or cash flows.

      Regardless of whether any future claims against us are valid or whether we are found to be liable, claims may be expensive to defend and may divert our management's attention away from our operations and hurt our performance. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. A judgment significantly in excess of our insurance coverage for any claims could materially adversely affect our financial condition or results of operations. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our services or those of our franchisees, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. Moreover, complaints, litigation or adverse publicity experienced by one or more of our franchisees could also hurt our business as a whole.

We have a new management team that does not have proven success with the Company.


      The following are members of our management team who have been in their positions for a relatively short period of time:

      o Chief Financial Officer, joined Cosi in August 2004 as Controller and appointed Chief Financial Officer in August 2005;

      o     Vice President of People joined Cosi in November 2005;

      o     Vice President of Construction, joined Cosi in May 2005; and

      o Executive Vice President and Chief Marketing Officer, joined Cosi in May 2006.

      These new members of management do not have previous experience with us, and we cannot assure you that they will fully integrate themselves into our business or that they will effectively manage our business affairs. Our failure to assimilate the new members of management, the failure of the new members of management to perform effectively, or the loss of any of the new members of management could have a material adverse effect on our business, financial condition and results of operations.


If we are unable to protect our customers' credit card data, we could be exposed to data loss, litigation and liability, and our reputation could be significantly harmed.

      In connection with credit card sales, we transmit confidential credit card information securely over public networks and store it in our data warehouse. Third parties may have the technology or know-how to breach the security of this customer information, and our security measures may not effectively prohibit others from obtaining improper access to this information. If a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

                   Risks Relating to the Food Service Industry

Our business is affected by changes in consumer preferences.

      Our success depends, in part, upon the popularity of our food products, our ability to develop new menu items that appeal to consumers and what we believe is an emerging trend in consumer preferences toward premium convenience restaurants. We depend on consumers who prefer made-to-order food in a sophisticated environment and are willing to pay a premium price for our products. We also depend on trends toward consumers eating away from home more often. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers or changes in our menu that eliminate items popular with some consumers could harm our business and future profitability.

General economic conditions and the effects of the war on terrorism may cause a decline in discretionary consumer spending, which would negatively affect our business.


      Our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic and political conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty like that which followed the September 11, 2001 terrorist attacks on the United States. In addition, economic uncertainty due to military action overseas, such as in Iraq and post-war military, diplomatic or financial responses, may lead to further declines in sales. Any decline in consumer spending or change in economic conditions, including the rising gas prices and mortgage interest rates, could reduce customer traffic or impose practical limits on pricing, either of which could have a material adverse effect on our sales, results of operations, business and financial condition.


Our success depends on our ability to compete with many food service businesses.

      The restaurant industry is intensely competitive and we compete with many well-established food service companies on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other sandwich retailers, specialty coffee retailers, bagel shops, fast-food restaurants, delicatessens, cafes, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each daypart (breakfast, lunch and dinner), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins.

      Many of our competitors or potential competitors have substantially greater financial and other resources than we do, which may allow them to react to changes in pricing, marketing and the quick service restaurant industry better than we can. As competitors expand their operations, we expect competition to intensify. We also compete with other employers in our markets for hourly workers and may be subject to higher labor costs.

Fluctuations in coffee prices could adversely affect our operating results.



      The price of coffee, one of our main products, can be highly volatile. Although most coffee trades on the commodity markets, coffee of the quality we seek tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing, depending on supply and demand at the time of the purchase. Supplies and prices of green coffee can be affected by a variety of factors, such as weather, politics and economics in the producing countries. An increase in pricing of specialty coffees could have a significant adverse effect on our profitability. To mitigate the risks of increasing coffee prices and to allow greater predictability in coffee pricing, we typically enter into short-term purchasing arrangements for a portion of our green coffee requirements. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more for our coffee supply than we would have been required to pay absent such activities. We purchase coffee through a single supplier under an agreement that expires in June 2010. During 2005, our cost for various coffee products increased between 9% and 28% on an annual basis.


Changes in food and supply costs could adversely affect our results of operations.

      Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We rely on a single primary distributor of our food and paper goods. Although we believe that alternative distribution sources are available, any increase in distribution prices or failure by our distributor to perform could adversely affect our operating results. In addition, we are susceptible to increases in food costs as a result of factors beyond our control, such as weather conditions and government regulations. Failure to anticipate and adjust our purchasing practices to these changes could negatively impact our business.


Health concerns relating to the consumption of beef, poultry or other food products could adversely affect the price and availability of beef, poultry and other food products, consumer preferences and our results of operations and stock price.

      Since 2004, Asian and European countries have experienced outbreaks of avian flu, or "bird flu." Additional instances of avian flu or other food-borne illnesses, such as "mad cow disease," e-coli or hepatitis A could adversely affect the price and availability of beef, poultry or other food products. As a result, we could experience a significant increase in cost of food.

      In addition, like other restaurant chains, consumer preferences could be affected by health concerns about the consumption of poultry or beef, the key ingredient in many of our menu items, or by negative publicity concerning food quality, illness and injury generally, such as negative publicity concerning "mad cow disease" or bird flu, publication of government or industry findings about food products we serve or other health concerns or operating issues stemming from the food served in our restaurants. Our operational controls and training may not be fully effective in preventing all food-borne illnesses. Some food-borne illness incidents could be caused by food suppliers and transporters and would be outside of our control. Any negative publicity, health concerns or specific outbreaks of food-borne illnesses attributed to one or more of our restaurants, or the perception of an outbreak, could result in a decrease in customer traffic to our restaurants and could have a material adverse effect on our sales, results of operations, business, financial condition and stock price.


The food service industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause customers to avoid our products and result in liabilities.

      Food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities if a lawsuit or claim results in a decision against us or if we incur litigation costs, regardless of the result.

Our business could be adversely affected by increased labor costs or labor shortages.

      Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our managers and employees. Increased labor costs, due to competition, increased minimum wage or employee benefits costs or otherwise, would adversely impact our operating expenses. In addition, our success depends on our ability to attract, motivate and retain qualified employees, including restaurant managers and staff, to keep pace with our needs. If we are unable to do so, our results of operations may be adversely affected.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

   We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained or incorporated by reference in this Form S-3 or made by our management involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to risks and uncertainties, including those described in this registration statement. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially and adversely affected, and the trading price of our common stock could decline. We do not undertake to publicly update or revise our forward-looking statements even if experience our future changes make it clear that any projected results expressed or implied therein will not be realized.

      o the cost of our principal food products and supply and delivery shortages or interruptions;

      o     labor shortages or increased labor costs;


      o changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu;"


      o competition in our markets, both in our business and locating suitable restaurant sites;

      o     our operation and execution in new and existing markets;

      o     expansion into new markets;

      o     our ability to attract and retain qualified franchisees;

      o our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms;

      o the rate of our internal growth, and our ability to generate increased revenue from our existing restaurants;

      o our ability to generate positive cash flow from existing and new restaurants;

      o     fluctuations in our quarterly results due to seasonality;

      o increased government regulation and our ability to secure required governmental approvals and permits;

      o our ability to create customer awareness of our restaurants in new markets;

      o     the reliability of our customer and market studies;

      o cost effective and timely planning, design and build-out of new restaurants;

      o our ability to recruit, train and retain qualified corporate and restaurant personnel and management;

      o     market saturation due to new restaurant openings;

      o     inadequate protection of our intellectual property;

      o adverse weather conditions which impact customer traffic at our restaurants; and

      o     adverse economic conditions.

The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," "project" or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

                                 USE OF PROCEEDS

      The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from any sale of shares by the selling stockholder.

                               SELLING STOCKHOLDER

      The shares covered by this prospectus are being registered pursuant to the provisions of the Supplemental Registration Rights Agreement, dated as of August 5, 2003, by and among Cosi, ZAM Holdings, L.P., Eric J. Gleacher, Charles G. Phillips and LJCB Nominees Pty. Ltd. The selling stockholder, including its transferees, pledgees or donees or its respective successors, may from time to time offer and sell under this prospectus any or all of the shares of common stock covered by this prospectus. When we refer to the "selling stockholder" in this prospectus, we mean the entity listed in the table below, as well as its transferees, pledgees or donees or its respective successors.

      The selling stockholder listed in the table below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock since the date as of which the information in the table is presented. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, as required by law.

      The number of shares of common stock that may be actually sold by the selling stockholder will be determined by the selling stockholder. Because the selling stockholder may sell all, some or none of the shares of common stock which it holds, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholder upon termination of this offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the assumption that the selling stockholder will sell all of its shares of common stock covered by this prospectus.


      The following table sets forth certain information regarding the beneficial ownership of common stock by the selling stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Calculations of beneficial ownership are based on 39,568,999 shares of our common stock outstanding on June 14, 2006.

------------------------------------------------------------------------------------------------------------------------------------
                                        Number of Shares      Number of      Number of Shares
                                        of Common Stock       Shares of       of Common Stock
                                          Beneficially      Common Stock       Beneficially       % Beneficially     % Beneficially
                                          Owned Before       Included in     Owned After this      Owned Before     Owned After this
    Name of Selling Stockholder           this Offering     this Offering         Offering         This Offering        Offering
------------------------------------------------------------------------------------------------------------------------------------
ZAM Holdings, L.P .....................   5,057,240 (1)       5,057,240                  0              13.02%               --
------------------------------------------------------------------------------------------------------------------------------------

(1) Beneficial ownership is based on the Schedule 13G (Amendment No. 2) filed by the selling stockholder with the SEC on December 31, 2005 on behalf of ZAM Holdings, L.P., PBK Holdings, Inc. and Philip B. Korsant. According to the
Schedule 13G, ZAM Holdings, L.P., PBK Holdings, Inc. and Philip B. Korsant beneficially own 5,057,240 shares of common stock, with shared voting and shared dispositive power over such shares.


                              PLAN OF DISTRIBUTION

      We are registering the shares on behalf of the selling stockholder. The selling stockholder and any of its transferees who are affiliates, or any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at fixed or negotiated prices. The shares of Common Stock may be sold by the selling stockholder directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers designated from time to time. In the event the shares of Common Stock are publicly offered through broker-dealers or agents, the selling stockholders may enter into agreements with respect thereto. The selling stockholder may also transfer, devise or gift these shares by other means not described in this prospectus. The selling stockholder may also use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o     any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, provided it meets the criteria and conform to the requirements of such Rule.

      In connection with the sale of the Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented to reflect such transaction). The selling stockholder may also engage in short sales against the box, puts and calls, loans or pledges and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Discounts, commissions and similar selling expenses, if any, will be borne by the selling stockholder.

      The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

      The selling stockholder may also transfer shares of Common Stock in other circumstances, in which case, upon notification of such transfer, we will file, to the extent required, a supplement to this prospectus disclosing all required information and the transferees, pledgees, assignees and successors-in-interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus.

      The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of Nasdaq. The Company has informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to its sales in the market.

      The selling stockholder has advised us that, as of the date of this prospectus, it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder. However, the selling stockholder may enter into agreements, understandings or arrangements with underwriters or broker dealers regarding the sale of its securities and upon notification by the selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, disclosing all required information. In addition, upon notification by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

       The Company is required to pay all fees and expenses incident to the registration of the shares, excluding fees and disbursements of counsel to the selling stockholder.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the common stock will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Cosi, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements for the year ended December 29, 2003, of Cosi, Inc. appearing in Cosi Inc.'s Annual Report (Form 10-K) for the year ended January 2, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file current, quarterly and annual reports, proxy statements and other information required by the Exchange Act with the SEC. You may read and copy any of these filed documents at the SEC's public reference room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov.

      Our website is http://www.getcosi.com (which is not intended to be an active hyperlink in this prospectus). We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

      We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our common stock, you should consult the Registration Statement and its exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated:

      (i) the Annual Report on Form 10-K for the fiscal year ended January 2, 2006 (SEC File No. 000-50052);


      (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2006 (SEC File No. 000-50052);

      (iii) the Current Report on Form 8-K filed on March 24, 2006 and May 25, 2006; and

      (iv) the description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 25, 2002 (SEC File No. 333-86390), including any amendments or reports filed for the purpose of updating such description.

      We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents. You may request copies by writing or telephoning us at our Investor Relations Department, Cosi, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois, 60015; telephone number (847) 597-8800.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

      The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.


SEC registration fee..............................................     $ 5,714
Accounting fees...................................................     $30,000
Legal fees and expenses...........................................     $28,000
Miscellaneous.....................................................     -------
      Total.......................................................     $63,714



Item 15.    Indemnification of Directors and Officers.

      Section 145 of the DGCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Our Amended and Restated Certificate of Incorporation and By-laws provide that we will indemnify our directors and officers, and anyone who is or was serving at Cosi's request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of Cosi's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended ("Securities Act").

      Cosi maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

Item 16.    Exhibits.

      4.1 Form of Certificate of Common Stock (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, file #333-86390).

      4.2 Rights Agreement between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent dated November 21, 2002 (Filed as
            Exhibit 4.2 to the Company's Annual Report on Form 10-K for the period ended December 30, 2002).

      4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1, file #333-86390).

      4.4 Supplemental Registration Rights Agreement, dated as of August 5, 2003 by and among the Company and the parties thereto (Filed as Exhibit 4.4.2 to the Company's Registration Statement on Form S-1, file #333-107689).

      4.5 Amendment No. 1 to Rights Agreement dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company, as rights agent (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

      5.1* Opinion of Cadwalader, Wickersham & Taft LLP as to the validity of the securities being registered.


      23.1* Consent of BDO Seidman, LLP, independent registered public accounting firm.

      23.2* Consent of Ernst & Young LLP, independent registered public accounting firm.

      24#   Power of Attorney (included on Signature Page).


*  Filed herewith.


#  Previously filed.


Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, State of Illinois, on June 15, 2006.


                                       COSI, INC.


                                       By:  /s/  KEVIN ARMSTRONG
                                          -------------------------------------
                                          Kevin Armstrong
                                          Chief Executive Officer and President



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                     Title                   Date
        ---------                     -----                   ----


/s/ WILLIAM D. FORREST      Executive Chairman             June 15, 2006
------------------------    Chief Executive Officer,
William D. Forrest

/s/ KEVIN ARMSTRONG         President and Director
------------------------    (Principal Executive Officer)  June 15, 2006
Kevin Armstrong

                   *
------------------------
Eli Cohen                   Director                       June 15, 2006

                   *
------------------------
Creed L. Ford III           Director                       June 15, 2006

                   *
------------------------
Mark Demilio                Director                       June 15, 2006

                   *
------------------------
Robert Merritt              Director                       June 15, 2006


-------------------------
Michael O'Donnell           Director


                            Chief Financial Officer
/s/ WILLIAM KOZIEL          (Principal Financial and       June 15, 2006
------------------          Accounting Officer)
William Koziel


* By:  /s/  KEVIN ARMSTRONG
     -----------------------
     Kevin Armstrong
     Attorney-in-Fact

                                  EXHIBIT INDEX

    4.1 Form of Certificate of Common Stock (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, file #333-86390).

    4.2 Rights Agreement between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent dated November 21, 2002 (Filed as
           Exhibit 4.2 to the Company's Annual Report on Form 10-K for the period ended December 30, 2002).

    4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1, file #333-86390).

    4.4 Supplemental Registration Rights Agreement, dated as of August 5, 2003 by and among the Company and the parties thereto (Filed as Exhibit 4.4.2 to the Company's Registration Statement on Form S-1, file #333-107689).

    4.5 Amendment No. 1 to Rights Agreement dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company, as rights agent (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

   5.1* Opinion of Cadwalader, Wickersham & Taft LLP as to the validity of the securities being registered.


  23.1* Consent of BDO Seidman, LLP, independent registered public accounting firm.

  23.2* Consent of Ernst & Young LLP, independent registered public accounting firm.

  24#      Power of Attorney (included on Signature Page).


*  Filed herewith.


#  Previously filed.